UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2006
QLOGIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-23298 (Commission File Number)	33-0537669 (IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California (Address of principal executive offices)		92656 (Zip Code)
Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On June 1, 2006, the Compensation Committee of the Board of Directors of QLogic Corporation, a Delaware corporation (the “Company”) approved (i) bonuses for the Named Executive Officers of the Company identified below with respect to fiscal year 2006; and (ii) grants of restricted stock units under the Company’s 2005 Performance Incentive Plan (“RSUs”) to the Named Executive Officers identified below.

Name and Principal Position	FY2006 Bonus		RSUs(1)
H.K. Desai, President and Chief Executive Officer	$750,000	(2)	120,000
Anthony J. Massetti, Senior Vice President and Chief Financial Officer	$170,000		25,000	(3)
Denis Maynard, Senior Vice President	$190,000		12,000

(1)	The RSUs vest over a four year term, with 25% vesting on each anniversary of the grant date.

(2)	Mr. Desai’s bonus consisted of an incentive bonus payment of $675,000 and a special bonus payment of $75,000 for the successful completion of the sale of QLogic’s Peripheral Products Group.

(3)	In addition, the Compensation Committee committed to award Mr. Massetti, subject to his continued employment with the Company, an additional 25,000 RSUs for each of the next three years at the time of the Company’s annual RSU grant. The awards in future years would be subject to the normal terms applicable to RSUs and would vest as follows: year one award — three year vesting; year two award — two year vesting; and year three award — one year vesting.
     The Compensation Committee of the Board of Directors of the Company also approved the following changes to the base salaries of the Named Executive Officers of the Company identified below:

Name and Principal Position	Base Salary
Anthony J. Massetti, Senior Vice President and Chief Financial Officer	$300,000
Denis Maynard, Senior Vice President	$335,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION
June 7, 2006	/s/ Anthony J. Massetti
Anthony J. Massetti
Senior Vice President and Chief Financial Officer